STRICTLY CONFIDENTIAL
                                                   WLR&K DRAFT:  9/19/97














                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549



                              _____________________

                                     FORM 8-K

                                  CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (date of earliest event reported):
                             September 10, 1997

                              RAYTHEON COMPANY
              (Exact name of registrant as specified in its charter)


                 Delaware             1-2833             04-1760395
         (State of Incorporation) (Commission File    (IRS Employer
                                      Number)          Identification
                                                         Number)
                    141 Spring Street
                 Lexington, Massachusetts                  02173
         (Address of principal executive offices)         (Zip Code)


         Registrant's telephone number, including area code:(781)862-
         6600





         ITEM 5.  OTHER EVENTS

                   On September 10, 1997, the Registrant ("Raytheon") completed the sale of the home appliance, heating and air conditioning, and commercial cooking segments (the "Acquired Business") of the Raytheon Appliance Group (the "Appliance Group") to Goodman Manufacturing Company, L.P. ("Goodman") for aggregate consideration of $550 million, in cash, subject to adjustment for certain changes in the net working capital of the Acquired Business between December 31, 1996 and the closing date of the transaction. In addition, Raytheon has realized approximately $200 million from the sale of Appliance Group receivables. Raytheon will retain the commercial laundry and electronic controls segments of the Appliance Group.

                   In connection with closing the transaction, Raytheon issued a press release on September 10, 1997, a copy of which is attached hereto as Exhibit 99.1 and is specifically incorporated herein by reference.





         ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

                   (c) The following exhibits are filed as part of this report:



                   99.1  Press release, dated September 10, 1997.





                                    SIGNATURE



                   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


         Dated:  September 23, 1997


                                       RAYTHEON COMPANY


                                       By   __________________________
                                            Thomas D. Hyde
                                            Vice President and
                                            General Counsel





                                  EXHIBIT INDEX


         Exhibit
         Number         Description



         99.1           Press release, dated September 10, 1997.





                                    SIGNATURE



                   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


         Dated:  September   , 1997


                                       RAYTHEON COMPANY


                                       By   __________________________
                                            Christoph L. Hoffmann
                                            Executive Vice President and
                                            Secretary